Exhibit 23.2

CONSENT OP INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use, in this registration statement on Form S- 1, of our report dated March 28, 2024, relating to the financial statement of Raphael Pharmaceutical Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Weinstein International C.P.A. (PCAOB Register No. 6629)

Tel Aviv, Israel

Sep 6, 2024